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                                                                  EXHIBIT 10.3
                                                               DRAFT OF 5/7/99


                 CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                      OF SERIES B CONVERTIBLE PREFERRED STOCK

                                         of

                           APPLIED MAGNETICS CORPORATION

               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


          We, Craig D. Crisman, Chief Executive Officer, and Peter T. Altavilla, Secretary, of Applied Magnetics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 3 of the Bylaws thereof, DO HEREBY CERTIFY:

          That, pursuant to the authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, the Board of Directors adopted the following resolution on April __, 1999, creating a series of [377,767] shares of Preferred Stock designated as Series B Convertible Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, the Series B Convertible Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock," $.10 par value per share, and the number of shares constituting such series shall be [377,767]. Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to a number less than the sum of (i) the number of the shares then outstanding; (ii) the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation; and (iii) the number of shares as may be issuable as PIK Dividends (as defined below).

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          Section 2.     DIVIDENDS AND DISTRIBUTIONS.

          (A) The record holders of shares of Series B Convertible Preferred Stock shall be entitled to receive cumulative dividends out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation at the annual rate per share of fourteen percent (14%) and no more, and shall be payable in the manner, and at the times, provided below.

          (B) Through [THIRD ANNIVERSARY OF CLOSING], dividends on the Series B Convertible Preferred Stock shall be payable in cash or, in the Corporation's sole discretion, in fully paid and nonassessable shares of Series B Convertible Preferred Stock legally available for such purpose (such dividends paid in kind being herein called "PIK Dividends"); provided, however, that dividends due on the Series B Convertible Preferred Stock shall be payable in cash only if, and to the extent that, (i) the aggregate number of shares of the Corporation's common stock (the "Common Stock") issuable upon conversion of the Series B Convertible Preferred Stock exceeds twenty percent (20%) of the aggregate number of the Common Stock as of the original date of issuance (the "Original Issue Date") of the Series B Convertible Preferred Stock or (ii) the number of shares of Series B Convertible Preferred Stock to be issued exceeds the authorized number of such shares. Dividends of additional shares of Series B Convertible Preferred Stock shall be paid by delivering to the record holders of Series B Convertible Preferred Stock a number of shares of Series B Convertible Preferred Stock determined by dividing the total amount of the cash dividend which otherwise would be payable on the Quarterly Dividend Payment Date (as defined below) to such holders (rounded to the nearest whole cent) by $100.00. The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. No fractional shares of Series B Convertible Preferred Stock shall be issued as PIK Dividends. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by $100.00. Any additional shares of Series B Convertible Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate, to the same terms as the shares of Series B Convertible Preferred Stock originally issued hereunder. Following ____________, 2002, such dividends shall be paid by the Corporation solely in cash.

          (C) Dividends on shares of Series B Convertible Preferred Stock shall accrue and be cumulative from the Original Issue Date. Dividends shall be payable quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the Original Issue Date. If any Quarterly Dividend Payment Date occurs on a day that is not a business day, any accrued dividends otherwise payable on such Quarterly Dividend Payment Date shall be paid, without interest, on the next succeeding business day. Dividends shall be paid to the

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holders of record of the Series B Convertible Preferred Stock as their names shall appear on the share register of the Corporation on the date fixed by the Board of Directors for the determination of holders of shares of Series B Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date (the "Record Date") shall be no more than 30 business days prior to the date fixed for the payment thereof. If the Board of Directors fails to fix the Record Date, the Record Date shall be the date 20 business days prior to the Quarterly Dividend Payment Date. Dividends payable on any Quarterly Dividend Payment Date with respect to a period (a "Dividend Period") which is less than a full fiscal quarter in length will be computed on the basis of a 365-day annual period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Quarterly Dividend Payment Date first succeeding the end of such Dividend Period, then on such Quarterly Dividend Payment Date such accrued and unpaid dividends shall be added to the Series B Liquidation Preference (as defined in Section 4(A) below) effective at the beginning of the Dividend Period next succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in Section 2(A) above until such accrued and unpaid dividends have been paid in full.

          (D) So long as any shares of Series B Convertible Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any stock ranking junior to the Series B Convertible Preferred Stock ("Junior Stock") any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the Common Stock with respect to Junior Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation (except for such purchases, redemptions or acquisitions of Junior Stock pursuant to or in accordance with the terms of (i) employee stock purchase, subscription or similar plans or agreements entered into between the Corporation and employees of it or its subsidiaries (or otherwise adopted for the benefit of such person), and (ii) rights of first refusal and other purchase rights contained in stockholders, subscription or other similar agreements entered into between the Corporation and one or more of its stockholders), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock (except in the cases referenced above), unless all dividends to which the holders of Series B Convertible Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and set apart for payment.

          (E) In the event that full dividends are not paid or declared and set apart for payment to the holders of all outstanding shares of Series B Convertible Preferred Stock and of any stock on a par with the Series B Convertible Preferred Stock ("Parity Stock") and funds available for payment of dividends shall be insufficient to permit

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payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Convertible Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. For purposes of this subparagraph, the amount of legally available PIK Dividends shall be deemed funds available for payment of dividends but shall not require payment of PIK Dividends on Parity Stock.

          (F) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series B Convertible Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          Section 3. REACQUIRED SHARES. Any shares of Series B Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 4.     LIQUIDATION, DISSOLUTION OR WINDING UP.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of Junior Stock unless, prior thereto, the holders of shares of Series B Convertible Preferred Stock shall have received an amount equal to One Hundred Dollars ($100) per share plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference").

          (B) In the event there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preference of all other series of Parity Stock, if any, then such remaining assets shall be distributed ratably to the holders of the Series B Convertible Preferred Stock and holders of other Parity Stock in proportion to their respective liquidation preferences.

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          Section 5.     CONVERSION.

          5.1 Optional Conversion By Holder. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one hundred dollars ($100.00) by 115% of the average closing price of the Common Stock as reported by the New York Stock Exchange (the "NYSE") the five business days prior to [THE DATE OF EXECUTION OF THE EXCHANGE AGREEMENT] (the "Series B Conversion Price"); provided, that in no event shall the Series B Conversion Price equal an amount less than five dollars and thirty-seven and one-half cents ($5.375) per share. Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          5.2  Mandatory Conversion.

          (A)  Mandatory Conversion By Corporation In Years Two and Three.
In the event that, following __________, 2000, and on or prior to _________, 2002, the closing price of the Common Stock as reported on the NYSE (or, in the event the Common Stock is no longer listed on the NYSE, a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. (an "Exchange")) is greater than or equal to 200% of the Series B Conversion Price for twenty (20) of thirty (30) consecutive business days, at the option of the Corporation, each share of Series B Convertible Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one hundred dollars ($100.00) by the Series B Conversion Price; provided, that, in the event of conversion pursuant to this Section 5.2(A) on the record date of such conversion, the Corporation shall also issue, with respect to each share of Series B Convertible Preferred Stock being converted, that number of shares of Common Stock which would be issued pursuant to this Section upon conversion of (x) the amount of PIK Dividends payable on such Series B Convertible Preferred Stock through [__________], 2002, less (y) the amount of PIK Dividends paid by the Corporation through the date of conversion (the "Makewhole Dividend").

          (B) Mandatory Conversion By Corporation After Three Years. In the event that, at any time after __________, 2002, the closing price of the Common Stock as reported by an Exchange is greater than or equal to 130% of the Series B Conversion Price for twenty (20) of thirty (30) consecutive business days, at the option of the Corporation, each share of Series B Convertible Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one hundred dollars ($100.00) by the Series B Conversion Price.

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          5.3  Mechanics of Conversion.

          (A) Mechanics of Optional Conversion. In order to convert shares of Series B Convertible Preferred Stock into shares of Common Stock pursuant to Section 5.1, the holder shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock at the office of the transfer agent, together with written notice (the "Optional Conversion Notice") that such holder elects to convert all or any number of the shares represented by such certificate or certificates. The Optional Conversion Notice shall state (i) such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (ii) a designated date of conversion. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The effective date of conversion (the "Optional Conversation Date") shall be deemed to be the later of (x) the date specified in the Optional Conversion Notice or (y) the date the Optional Conversion Notice is received by the Corporation. The Corporation shall, as soon as practicable after the Optional Conversion Date, issue and deliver to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.
Any cash payment made by the Corporation in lieu of a fractional share shall be determined by multiplying the fraction by the closing price of the Common Stock on the Optional Conversion Date.

          (B) Mechanics of Mandatory Conversion. In order for the Corporation to convert shares of Series B Convertible Preferred Shares into shares of Common Stock pursuant to Section 5.2, at least thirty (30) days prior to the date set by the Board of Directors on which such holder's Series B Convertible Preferred Shares will automatically be converted to Common Stock (the "Mandatory Conversion Date"), written notice (the "Mandatory Conversion Notice") shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Convertible Preferred Stock, at each holder's address last shown on the records of the Corporation, specifying the applicable Conversion Price and the Mandatory Conversion Date. On or after and as of the Mandatory Conversion Date, such shares shall be deemed converted into shares of Common Stock in accordance with Section
5.2 above. From and after the Mandatory Conversion Date, all dividends on the Series B Convertible Preferred Stock shall cease to accrue, all rights of the holders of Series B Convertible Preferred Stock of the Corporation (except the right to receive certificates representing the applicable number of shares of Common Stock upon surrender of the Series B Convertible Preferred Stock certificate or certificates) shall cease with respect to such shares, and shares of Series B Convertible Preferred Stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

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          (C)  The Corporation shall at all times during which the Series B
Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock.

          (D) All shares of Series B Convertible Preferred Stock which shall have been surrendered for conversion or automatically converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends and notices, shall immediately cease and terminate on the Optional or Mandatory Conversion Date (as applicable), except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Convertible Preferred Stock accordingly.

          (E) The conversion rights of the Series B Convertible Preferred Stock shall continue to, and terminate on, the Redemption Date, as defined in
Section 6(B) below.

          5.4  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

               (a) Special Definitions. For purposes of this Section 5.4, the following definitions shall apply:

                    (1) "Option" shall mean rights, options or warrants issued by the Corporation to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                    (2) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued) by this Corporation after the Original Issue Date, other than Key Employee Shares (as defined below) and other than shares of capital stock issued or issuable:

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                         A.   as a dividend or distribution on Series B
               Convertible Preferred Stock pursuant to Section 2;

                         B.   upon conversion of shares of Preferred Stock;

                         C. pursuant to Options or Convertible Securities outstanding on the Original Issue Date; or

                         D. by reason of a dividend, stock split, split-up or other distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1),
               (2) or (3).

                    (4) "Key Employee Shares" shall mean shares of Common Stock, and/or options to purchase such shares of Common Stock, issued to officers, directors or employees of or consultants to the Corporation pursuant to a restricted stock plan or agreement approved by the Board of Directors, [to acquire up to _______________ shares of Common Stock after _______________, 1999, subject to appropriate adjustment for any stock dividend, stock split, combination or similar recapitalization affecting such shares, provided that such number of shares shall be increased by the number of shares repurchased by the Corporation from officers, directors, employees or consultants after _______________, 1999, at cost pursuant to stock repurchase agreements approved by the Board of Directors, and further by the number of shares that are subject to options outstanding on _______________, 1998, or granted thereafter that expire unexercised.]

                    (5) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by this Corporation to acquire Common Stock whether by exercise of a warrant, option or similar call or conversion of any existing instruments.

               (b) ISSUE OF SECURITIES; DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent reduction of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided, that, in any such case:

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                    (1)  No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                    (2) Upon the expiration or termination of any unexercised Option or Right, the Conversion Price shall be readjusted, and the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                    (3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security (except Key Employee Shares), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

               (c) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued, but excluding shares issued as a stock split, dividend or distribution and Key Employee Shares), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (or deemed issue) on a fully-diluted basis plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (or deemed issue) on a fully-diluted basis plus (2) the number of such Additional Shares of Common Stock so issued (or deemed issued).

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Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than One Cent ($.01), but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate One Cent ($.01) or more.

               (d)  DETERMINATION OF CONSIDERATION. For purposes of this
     Section 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

           (1)  CASH AND PROPERTY. Such consideration shall:

                         A. insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         B. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         C. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Corporation's Board of Directors.

           (2) OPTIONS, RIGHTS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Options, Rights and Convertible Securities shall be determined by dividing

                A.   the total amount, if any, received or
      receivable by the Corporation as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of such consideration) payable to the Corporation upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

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                         B.   the maximum number of shares of Common Stock (as
               set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          5.5 Adjustment for Stock Splits, Dividends and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock, the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective as of the record date for such stock split, dividend or combination.

          5.6 Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event upon the conversion of each share of Series B Convertible Preferred Stock, the holder thereof shall have the right to receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          5.7 Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation: each share of Series B Convertible Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section with respect to the rights and interest thereafter of the holders of the Series B Convertible Preferred Stock, to the end that the provisions set forth in this Section (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be

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applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Convertible Preferred Stock. In the event that the consolidation or merger is an all-cash transaction, holders of Series B Convertible Preferred Stock shall be entitled to cash payment on an as-converted basis, plus, in the event that such consolidation or merger takes place on or prior to ____________, 2002, a cash payment equal to the amount which would be payable for the Makewhole Dividend on an as-converted basis.

          5.8  Change in Control.  In addition to any adjustment provided in
Section 5.7 above, each holder of Series B Convertible Preferred Stock will have right, at such holder's option, to cause the Corporation to purchase such Series B Convertible Preferred Stock, in whole but not in part, for a cash amount equal to $100 per share, together with any and all accrued and unpaid dividends through the repurchase date, if a Change of Control (as defined herein) occurs or has occurred. Notice with respect to the occurrence of a Change of Control will be given not later than 30 days after the date of the occurrence of such Change of Control. The date fixed for such purchase will be a date not less than 30 nor more than 60 days after notice of the occurrence of a Change of Control is given (except as otherwise required by law). To be purchased, certificates representing the Series B Convertible Preferred Stock must be received with a duly executed written notice at the office the Corporation not later than the fifth business day prior to the date fixed for such purchase. All Series B Convertible Preferred Stock purchased by the Corporation will be canceled. Holders of Series B Convertible Preferred Stock who have tendered a notice of purchase will be entitled to revoke their election by delivering a written notice of such revocation to the Corporation on or prior to the date fixed for such purchase.

          A "Change of Control" will be deemed to have occurred (i) upon any merger or consolidation of the Corporation with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Corporation in one transaction or a series of related transactions if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the Corporation or (iii) when, during any period of 12 consecutive months after the date hereof, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was

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

approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office.

          5.9 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock against impairment.

          5.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series B Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all certificates for Series B Convertible Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation which shall control.

          Section 6.     REDEMPTION.

          (A) On or after __________, 2002, the Corporation may, in its sole discretion subject to the provisions of this Section, redeem each share of Series B Convertible Preferred Stock held by such holder or holders for which redemption has been requested at a price equal to $100 per share plus any accrued or unpaid dividends thereon (the "Redemption Price"). Redemption of the Series B Convertible Preferred Stock shall not take place prior to _____________, 2002.

          (B) At least thirty (30) days prior to the date fixed for redemption of any Series B Convertible Preferred Stock (the "Redemption Date"), written notice (the

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

"Redemption Notice") shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Convertible Preferred Stock to be redeemed, at its post office address last shown on the records of the Corporation. The Redemption Notice shall specify the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and the date on which such holder's redemption rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, the Redemption Price of such shares shall be payable to the order of the person whose name appears on the Corporation's records as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all dividends on the Series B Convertible Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of the Series B Convertible Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (C) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of the Series B Convertible Preferred Stock designated for redemption in the Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares designated for redemption. Any moneys deposited by the Corporation pursuant to this Section for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section 5 hereof shall be returned to the Corporation upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the Corporation, after which the holders of the shares called for redemption shall be entitled only to receive payment of the Redemption Price from the Corporation.

          Section 7. VOTING RIGHTS. Except as otherwise required by law, Series B Convertible Preferred Stock shall be nonvoting stock. Notwithstanding the foregoing and without taking into account the provisions of Section 2(F) hereof, in the event that the Corporation fails to make payment in full of any dividends due with respect to the Series B Convertible Preferred Stock: (i) on the first such occasion, holders of Series B Convertible Preferred Stock, on an as-converted basis, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any meetings of shareholders in accordance with the Bylaws of the Corporation; and, (ii) in the event that such initial dividend payment default has not been cured, on the second such

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

occasion holders of the Series B Convertible Preferred Stock, voting as a class, shall have the right, in addition, to elect a director to the Corporation's Board of Directors. The provisions of this Section 7 are in addition to all other rights, in law or in equity, available to the holders of Series B Convertible Preferred Stock.

          Section 8. RANKING. The Series B Convertible Preferred Stock shall rank senior to all the Common Stock and other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, and junior to the Corporation's 7% Convertible Subordinated Debentures, unless the terms of any such series shall provide otherwise. The issuance by the Corporation of any additional preferred stock which is senior to the Series B Convertible Preferred Stock shall be subject to the approval of the holders of the Series B Convertible Preferred Stock, voting together as a class.

          Section 9. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Series B Convertible Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of April __, 1999.



                                          -----------------------------------
                                          Name:    Craig D. Crisman
                                          Title:   Chief Executive Officer
Attest:


------------------------------
Name:   Peter T. Altavilla
Title:  Secretary

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